Exhibit 99.1

Orchard Supply Hardware Reaches Acquisition Agreement with Lowe’s as Part of Company’s Voluntary Chapter 11 Filing

Stores to Continue Operating as Usual; Commitment for $177 Million in DIP Financing

Under the Lowe’s Proposal, Orchard Will Retain Its Brand, Continue to Operate Its Stores and Continue Its Repositioning and Growth Strategy as a Standalone Business

SAN JOSE, Calif.—(BUSINESS WIRE)—June 17, 2013— Orchard Supply Hardware Stores (NASDAQ:OSH), a neighborhood hardware and garden store focused on paint, repair and the backyard, today announced that it has reached an agreement through which Lowe’s Companies, Inc. (NYSE:LOW) will acquire the majority of its assets for $205 million in cash, plus the assumption of payables owed to nearly all of Orchard’s supplier partners. To facilitate the sale and restructure its balance sheet, Orchard has filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the District of Delaware.

The agreement with Lowe’s comprises the initial stalking horse bid in the Court-supervised auction process under Section 363 of the Bankruptcy Code. Under the terms of the agreement, Lowe’s would acquire no less than 60 of Orchard’s stores, based on further due diligence on the store locations. The Company expects to complete the process in approximately 90 days, pending receipt of the necessary approvals from regulators and the Bankruptcy Court.

Orchard fully expects to operate its overall business and the vast majority of its stores as usual during its financial restructuring. To this end, the Company has secured commitments for $177 million in debtor-in-possession (“DIP”) financing from Wells Fargo Bank, the Company’s existing ABL lender, and its Term Loan Lenders which, in addition to Orchard’s ongoing cash flow, will ensure it is able to continue meeting its financial obligations throughout the Chapter 11 case. In addition, the Term Loan Lenders have formally agreed to support the acquisition agreement with Lowe’s as the stalking horse. Orchard also has filed a series of first day motions seeking authority to pay employee wages and benefits, honor customer gift cards and Club Orchard incentives, and otherwise manage its day-to-day operations as usual.

Orchard expects to pay suppliers in the normal course for all goods and services delivered on or after June 17, 2013. Payment for goods and services delivered prior to the filing will be addressed through the Chapter 11 process. It is currently expected that the vast majority of these claims will be assumed by Lowe’s as part of the sale agreement.

Orchard, which generated revenue of $657 million in fiscal 2012, will operate as a separate, standalone business at the completion of the sale process, retaining its brand, management team and associates. The Company also will benefit from the financial stability of its new corporate parent which, combined with the benefits of its balance sheet restructuring, will allow Orchard to continue its repositioning and growth strategy.

“Orchard has consistently delivered an exceptional shopping experience for our customers and, as we have executed our repositioning strategy, has also made significant operational improvements to ensure that our stores are optimally positioned for long-term success,” said Mark Baker, Orchard President and Chief Executive Officer. “The steps we are taking today allow us to definitively address our balance sheet issues in order to fully execute on our brand transformation and growth strategies. We believe that Lowe’s offer is a validation of Orchard’s unique market opportunity and of our strategy to capture it. We are confident the steps we are taking today will allow us to achieve our financial and operational goals and are certain we are making the right decision both for our business and for the many individuals and families who depend on Orchard.”

Orchard previously has dedicated considerable effort to addressing the substantial overleveraging that originated in 2006, when it was still owned by Sears. Since the spin-out in late-2011, the Company has reduced its debt and has made significant progress against its strategic initiatives to project a consistent and compelling brand identity, drive sales through merchandising and marketing initiatives, improve operational efficiency, and better align resources and talent, and has increased year-over-year same-store sales as a result. Still, the Company anticipated it would not be able to make scheduled payments when the first tranche of its debt matures in December of 2013 and accordingly reviewed a range of alternatives to establish a sustainable capital structure, which would allow it to more effectively run its business and execute on its repositioning and growth strategy. Management and the Board of Directors determined that a sale of Orchard through a Chapter 11 process was the best possible outcome for the Company and its stakeholders.

“Orchard’s neighborhood stores are a natural complement to Lowe’s strengths in big-box retail, offering smaller-format hardware and garden stores catering to the needs of local customers,” said Mr. Robert A. Niblock, Chairman, President and CEO of Lowe’s. “Strategically, the acquisition will provide us with immediate access to Orchard’s high density, prime locations in attractive markets in California, where Lowe’s is currently underpenetrated, and will enable us to participate in a larger way in California’s economic recovery.”

“Overall, Orchard’s business model offers great potential, but it has been burdened with a high level of debt,” Mr. Niblock continued. “With the debt addressed through the Chapter 11 process and appropriate support from Lowe’s, we believe that Orchard will be positioned for profitable growth as a standalone business within our portfolio.”

Orchard’s customers and suppliers can access additional information about the Company’s Chapter 11 filing on its dedicated website, www.OrchardRestructuring.com. Orchard also has established a supplier support center, which may be reached at 855-529-6819 or suppliers@osh.com.

Orchard is advised in this transaction by Moelis & Company, FTI Consulting, and DLA Piper.

About Orchard

Orchard Supply Hardware Stores Corporation operates neighborhood hardware and garden stores focused on paint, repair and the backyard. The Company was founded as a purchasing cooperative in

San Jose in 1931. Today the stores average approximately 36,000 square feet of interior selling space and 8,000 square feet of exterior nursery and garden space. As of June 16, 2013 the Company has 89 stores in California and two stores in Oregon. For more information, visit http://osh.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “guidance”, “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “intend”, “target”, “projects”, “estimates”, “plans”, “forecast”, “is likely to”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this press release, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Orchard Media Contact:

Leigh Parrish, FTI Consulting

212-850-5651

leigh.parrish@fticonsulting.com

Orchard Investor Contact:

Matt Gross, FTI Consulting

212-850-5659

matthew.gross@fticonsulting.com